Exhibit 10.14.1

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “First Amendment”) is dated as of December 13, 2018 (the “Effective Date”) by and between NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC., a Delaware corporation, having an address at 100 Technology Square, Cambridge Massachusetts 02139 (“Novartis”), and MAGENTA THERAPEUTICS, INC., a Delaware corporation, having an address at 50 Hampshire Street, 8th Floor, Cambridge Massachusetts 02139 (“Subtenant”).

Background

A. Pursuant to a Lease, dated as of April 25, 2002, between ARE- Tech Square, LLC, as successor in interest to Massachusetts Institute of Technology (“Overlandlord”), as landlord, and Novartis, as tenant, Overlandlord demised and let unto Novartis, and Novartis did hire and take from Overlandlord, the entire building known by the street address of 100 Technology Square, Cambridge Massachusetts (the “Building”), on the terms and subject to the conditions set forth therein as amended by the First Amendment To Lease dated as of May 3, 2005, Second Amendment to Lease dated as of June 24, 2010, Third Amendment To Lease date January 31, 2017, and Fourth Amendment To Lease dated as of May 14, 2018 (said Lease, as so amended, being referred to herein as the “Overlease”); and

B. Pursuant to the terms of that certain Sublease dated as of May 4, 2018 between Novartis, as sublandlord, and Subtenant, as subtenant, (the “Original Sublease”), Novartis subleased the entire fifth (5th) Floor and the entire sixth (6th) Floor of the Building to Subtenant (the “Sublease Premises”).

C. Novartis and Subtenant desire to amend the Original Sublease in accordance with the terms of this First Amendment.

Agreement

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable consideration, Novartis and Subtenant do hereby mutually covenant and agree as follows:

1. Definitions. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings assigned to them in the Original Sublease. The Original Sublease as amended by this First Amendment is hereafter referred to as the “Sublease.”

2. Amendments. The Sublease is amended as follows:

(a) Commencing on the date of this First Amendment the Fixed Rent table set forth in Section 3(b) of the Original Sublease shall be deleted in its entirety and the following Fixed Rent Table substituted in lieu thereof:

	June 1, 2018	—	July 31, 2018	$326,974.08
Year 1	August 1, 2018	—	December 31, 2018	$445,047.17	$5,108,754.72
	January 1, 2019	—	May 31, 2019	$445,914.14
Year 2	June 1, 2019	—	May 31, 2020	$468,209.85	$5,618,518.19
Year 3	June 1, 2020	—	May 31, 2021	$491,620.34	$5,899,444.09
Year 4	June 1, 2021	—	May 31, 2022	$516,201.36	$6,194,416.30
Year 5	June 1, 2022	—	May 31, 2023	$542,011.43	$6,504,137.11
Year 6	June 1, 2023	—	May 31, 2024	$574,891.83	$6,898,701.97
Year 7	June 1, 2024	—	May 31, 2025	$603,636.42	$7,243,637.07
Year 8	June 1, 2025	—	May 31, 2026	$633,818.24	$7,605,818.92
Year 9	June 1, 2026	—	May 31, 2027	$665,509.16	$7,986,109.87
Year 10 (partial)	June 1, 2027	—	February 29, 2028	$524,088.46	$6,289,061.52

(b)	The reference to “Third Amendment” in Section 8(b) of the Original Sublease is deleted in the entirety, and the following substituted in lieu thereof:

“Third Amendment — Paragraph 2, Paragraph 3, and the first sentence of Paragraph 4.”

(c)	Commencing on the date of this First Amendment, Section 15(e) of the Original Sublease is deleted in the entirety, and the following Section 15(e) substituted in lieu thereof:

“15(e) Novartis has advised Subtenant that as of the Effective Date, Novartis has an unused portion of the TI Allowance described in Paragraph 4 of the Third Amendment to the Overlease. Overlandlord has agreed to accept payment requisitions from Novartis for work performed by Subtenant as part of Subtenant’s Work (as hereafter defined), provided that all Subtenant’s Work shall be performed and completed in accordance with tile terms and conditions of the Overlease in all respects, including, without limitation, Article 12 of the Original Sublease and Exhibit A attached to the Third Amendment to the Overlease. Subtenant agrees that for purposes of this Sublease, all references contained in the Third Amendment to the Overlease (including Exhibit A thereto) to (1) “Tenant Improvements” shall mean “Subtenant’s Work”, (2) “TI Costs” shall mean “Soft Costs” (as hereafter defined), (3) “TI Fund” shall mean the “Sublet Improvement Allowance” (as defined below) and (4) all references, to terms and conditions applicable to the “TI Allowance” and “TI Fund” shall be applicable to the Subtenant Improvement Allowance. Provided that Subtenant is not in default of any term or condition of this Sublease beyond the expiration of any applicable notice and cure period, Novartis shall make available to Subtenant a maximum amount of $5,548,640,00 (the “Sublet Improvement Allowance”), solely against the cost and expense incurred by Subtenant in connection with the performance of alteration work within the Sublease Premises (the “Subtenant’s Work”), inclusive of so called Soft Costs related thereto. For purposes of this Sublease, “Soft Costs” shall include fees payable to Subtenant’s engineer, architect and space planner, and the cost to file the final plans and obtain necessary permits. Provided that Subtenant is not in default of any term or condition of this Sublease beyond the expiration of any applicable notice and cure period, following Subtenant’s submission of payment requisitions to Novartis in accordance with all terms and conditions of Exhibit A of the Third Amendment to the Overlease, Novartis shall either (i) apply for payment to the Overlandlord as part of the TI Allowance described in Paragraph 4 and Exhibit A of the Third Amendment to the Overlease, or (ii) pay such amount requested to Subtenant, provided that total amount of payments made by Novartis to Subtenant pursuant to subsections (i) and (ii) of this sentence shall not exceed the maximum total amount of the Sublet Improvement Allowance. Subtenant acknowledges and agrees that in no event shall more than $277,432.00 of the Sublet Improvement Allowance be payable towards Soft Costs. In the event that the total cost and expense of Subtenant’s Work shall exceed (x) the maximum amount of $5,548,640,00, or (y) the total Soft Costs the maximum amount of $277,432,00, then Subtenant shall be entirely responsible for any such excess described in subsections (x) or (y) of this sentence. Subject to the requirements set forth in Section 5(e) of Exhibit A attached to the Third Amendment, the Sublet Improvement Allowance is available for Subtenant’s requisition commencing upon the Commencement Date for SP#l of this Sublease but in no event later than one (1) year after the Commencement Date for SP#2 of this Sublease (the “Outside Requisition Date”). Subtenant agrees that any portion of the Sublet Improvement Allowance which has not been the subject of a payment requisition by Subtenant on or before the Outside Requisition Date, shall no longer be available to Subtenant hereunder, and Novartis shall have no obligation to pay any such portion of the Sublet Improvement Allowance to Subtenant or otherwise provide Subtenant with any credit against rent. Subtenant shall comply with all of the requisition and payment requirements in accordance with the terms of Section 5(e) of Exhibit A attached to the Third Amendment to the Overlease, and acknowledges and agrees that all Subtenant’s requisitions for payment, and the payment of the. Sublet Improvement Allowance by Overlandlord or Novartis, as the case may be, shall be subject to the requirements of Section 5(e) of Exhibit A attached to the Third Amendment to the Overlease in all respects.

3. General Provisions.

(a) Governing Law. The exercise, validity, construction, operation and effect of the terms and provisions of this First Amendment to Sublease Agreement shall be determined and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in the Commonwealth of Massachusetts, IN ANY ACTION

OR PROCEEDING ARISING HEREFROM, NOVARTIS AND SUBTENANT HEREBY BY CONSENT TO: (A) THE JURISDICTION OF ANY FEDERAL, STATE, COUNTY OR MUNICIPAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS; (B) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAW; AND (C) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF NOVARTIS AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

(b) Authority. The parties hereto represent and warrant to each other that each has full right and authority to enter into this First Amendment and that the person signing this First Amendment on behalf of each has the requisite authority for such act.

(c) Entire Agreement. This First Amendment constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

(d) Captions. Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this First Amendment.

(e) Counterparts and Execution. This First Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. To facilitate execution of this First Amendment, the parties hereto may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this First Amendment to physically form one document. Each individual executing this First Amendment on behalf of Novartis or Subtenant represents and warrants that he or she has been duly authorized to do so.

(f) Subordination to Prime Lease.

This First Amendment to Sublease is and shall be expressly subject and subordinate to all of the terms, provisions, covenants, agreements and conditions of the Overlease. This First Amendment to Sublease is. also subject and Subordinate to all instruments, agreements and other matters to which the Overlease is or shall be subject or subordinate.

(g) Full Force and Effect. Except as expressly modified herein or inconsistent with the terms hereof, the Sublease shall remain in full force and effect and all of the provisions thereof are hereby ratified and confirmed.

(h) Broker. Novartis and Subtenant each represents to the other that it has not dealt with any brokers or agents with respect to this First Amendment to Sublease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs and expenses to which it may be subject or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this First Amendment to Sublease and based on alleged conversations or negotiations by said person, firm or corporation with either Novartis or Subtenant, as the case may be.

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IN WITNESS WHEREOF, Novartis and Subtenant have executed this First Amendment to Sublease Agreement as of the day and year first above written.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.,
A Delaware corporation

By:	/s/ Revathi Rommohan
	Name:	Revathi Rommohan
	Title:	Chief Financial Officer

MAGENTA THERAPEUTICS, INC., A Delaware corporation

By:	/s/ Jason Gardner
	Name:	Jason Gardner
	Title:	CEO & President

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